Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports Strong First-Quarter Results; Raises Cash Flow and EPS Guidance

▪	Revenue increased to $23.4 billion reflecting 184 commercial deliveries and higher defense and services volume

▪	GAAP EPS of $4.15 and core EPS (non-GAAP)* of $3.64 on strong performance across the company

▪	Strong operating cash flow of $3.1 billion; repurchased 8.9 million shares for $3.0 billion

▪	Backlog grew to $486 billion, including over 5,800 commercial aircraft

▪	Cash and marketable securities of $9.9 billion provide strong liquidity

▪	Operating cash flow, EPS and Commercial Airplanes margin guidance increased on performance

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2018	2017	Change

Revenues	$23,382	$21,961	6%

GAAP
Earnings From Operations	$2,875	$2,206	30%
Operating Margin	12.3%	10.0%	2.3	Pts
Net Earnings	$2,477	$1,579	57%
Earnings Per Share	$4.15	$2.54	63%
Operating Cash Flow	$3,136	$2,098	49%
Non-GAAP*
Core Operating Earnings	$2,510	$1,860	35%
Core Operating Margin	10.7%	8.5%	2.2	Pts
Core Earnings Per Share	$3.64	$2.17	68%
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”
CHICAGO, April 25, 2018 – The Boeing Company [NYSE: BA] reported first-quarter revenue of $23.4 billion reflecting higher commercial deliveries and mix, defense contract volume and services growth (Table 1). GAAP earnings per share increased to $4.15 and core earnings per share (non-GAAP)* increased to $3.64 reflecting strong performance across the company.
The company's cash flow guidance is increased to between $15.0 and $15.5 billion, driven by improved performance. Full year EPS guidance is increased by $0.50 to between $16.40 and $16.60, and core earnings per share (non-GAAP)* guidance is increased to between $14.30 and $14.50 on performance.
“Across Boeing, our teams performed at a high level in the quarter, driving revenue and earnings growth at all three business units, increasing profitability and operating cash flow, and delivering more value to our customers”, said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. “Customers continue to recognize the value of our products and services, with strong orders booked in the quarter for defense, services and commercial offerings, including 221 net commercial aircraft orders.”
“During the quarter we captured important new business, including an initial contract for 28 F/A-18 Super Hornets for Kuwait, a Ground-based Midcourse Defense program contract extension from the Missile Defense Agency, and we delivered the first Space Launch System intertank hardware to NASA. We achieved the first flight of the 737 MAX 7, and delivered the first 787-10 Dreamliner and the first 737 MAX 9. Within our services business, we received a follow-on contract to support the Royal Canadian Air Force’s Chinook fleet, captured a landing gear exchange contract for Aeromexico, and released Self-Service Analytics to complement our digital solutions portfolio. All of these milestones demonstrated the value we bring to our customers through the strength of our One Boeing offerings.”
“Our team’s strong first-quarter performance, combined with the positive market outlook across our businesses and our confidence in executing on our production and development programs, gives us a solid foundation to raise our guidance for the year. Going forward, we remain focused on our disciplined growth strategy, improved profitability and cash flow to ensure we meet our commitments to our customers and our shareholders.”

Table 2. Cash Flow	First Quarter
(Millions)	2018	2017
Operating Cash Flow	$3,136	$2,098
Less Additions to Property, Plant & Equipment	($394)	($466)
Free Cash Flow*	$2,742	$1,632
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”
    Operating cash flow in the quarter of $3.1 billion reflects planned higher commercial airplane production rates, improved performance, and favorable timing of receipts and expenditures (Table 2). During the quarter, the company repurchased 8.9 million shares for $3.0 billion, leaving $15.0 billion remaining under the current repurchase authorization which is expected to be completed over approximately the next two years. The company also paid $1.0 billion in dividends in the quarter, reflecting a 20 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 18	Q4 17
Cash	$9.2	$8.8
Marketable Securities[1]	$0.7	$1.2
Total	$9.9	$10.0
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$10.0	$8.6
Boeing Capital, including intercompany loans	$2.5	$2.5
Total Consolidated Debt	$12.5	$11.1
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $9.9 billion, compared to $10.0 billion at the beginning of the quarter (Table 3). Debt was $12.5 billion, up from $11.1 billion at the beginning of the quarter, primarily due to the issuance of new debt.
Total company backlog at quarter-end was $486 billion and included net orders for the quarter of $34 billion. Backlog was up from $475 billion at the beginning of the quarter, which has been adjusted to reflect the adoption of the new revenue recognition standard (ASC 606).
Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2018	2017	Change

Commercial Airplanes Deliveries	184	169	9%

Revenues	$13,652	$12,953	5%
Earnings from Operations	$1,508	$870	73%
Operating Margin	11.0%	6.7%	4.3	Pts
Commercial Airplanes first-quarter revenue was $13.7 billion reflecting higher deliveries and mix (Table 4). First-quarter operating margin increased to 11.0 percent, reflecting strong operating performance on production programs.
During the quarter, Commercial Airplanes delivered 184 airplanes, including delivery of the first 787-10 Dreamliner to Singapore Airlines and delivery of the first 737 MAX 9 to Lion Air Group. The 737 program reached additional milestones during the quarter, including first flight of the 737 MAX 7 and firm configuration of the 737 MAX 10. The 737 program has captured over 4,400 orders since launch for the 737 MAX, including a recent order from Jet Airways for 75 additional airplanes. Reflecting the strength of the cargo market, we now plan to increase the production rate on the 767 program from 2.5 to 3 per month beginning in 2020. Development on the 777X program remains on track as production began on the first 777X fuselage for structural testing.
Commercial Airplanes booked 221 net orders during the quarter. Backlog remains robust with over 5,800 airplanes valued at $415 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2018	2017	Change

Revenues	$5,762	$5,112	13%
Earnings from Operations	$649	$549	18%
Operating Margin	11.3%	10.7%	0.6	Pts
Defense, Space & Security first-quarter revenue increased to $5.8 billion driven by C-17, international fighters, and weapons volume (Table 5). First-quarter operating margin increased to 11.3 percent on solid execution and mix.
During the quarter, Defense, Space & Security was awarded an initial contract for 28 F/A-18 Super Hornets for Kuwait, a contract for the final C-17 for India, and an extension for Ground-based Midcourse Defense development and sustainment from the Missile Defense Agency. We continue to progress on development programs as the KC-46 Tanker program completed fuel on-load certification testing, the first Space Launch System intertank hardware was delivered to NASA, and the second Commercial Crew spacecraft successfully achieved power-on.
Backlog at Defense, Space & Security was $50 billion, of which 36 percent represents orders from international customers.
Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2018	2017	Change

Revenues	$3,943	$3,653	8%
Earnings from Operations	$644	$623	3%
Operating Margin	16.3%	17.1%	(0.8) Pts
Global Services first-quarter revenue increased to $3.9 billion, reflecting growth in commercial services (Table 6). First-quarter operating margin was 16.3 percent reflecting product and services mix.
During the quarter, Global Services was awarded a follow-on contract from the Royal Canadian Air Force to provide full system logistics, engineering support, supply chain, data analytics and training services to their fleet of Chinooks. Global Services also captured a contract from the Royal Saudi Air Force for F-15 repair support services and a contract from Aeromexico for the 787 landing gear exchange program. As part of Boeing AnalytX, we released Self-Service Analytics to complement our digital solutions portfolio, allowing customers to access data to develop deeper insights into their operations.

Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2018	2017
Revenues
Boeing Capital	$65	$92
Unallocated items, eliminations and other	($40)	$151
Earnings from Operations
Boeing Capital	$20	$39
FAS/CAS service cost adjustment	$365	$346
Other unallocated items and eliminations	($311)	($221)
Other income, net	$66	$26
Interest and debt expense	($102)	($87)
Effective tax rate	12.8%	26.4%
At quarter-end, Boeing Capital's net portfolio balance was $2.9 billion. Total pension expense for the first quarter was $40 million, down from $97 million in the same period of the prior year. Revenue in other unallocated items and eliminations decreased primarily due to the sale of aircraft previously leased to customers in the first quarter of 2017. The effective tax rate for the first quarter decreased from the same period in the prior year primarily due to the reduction of the federal tax rate to 21%.

Outlook
The Company's 2018 guidance is updated below (Table 8).

Table 8. 2018 Financial Outlook	Current	Prior
(Dollars in Billions, except per share data)	Guidance	Guidance

The Boeing Company
Revenue	$96.0 - 98.0	$96.0 - 98.0

GAAP Earnings Per Share	$16.40 - 16.60	$15.90 - 16.10
Core Earnings Per Share*	$14.30 - 14.50	$13.80 - 14.00

Operating Cash Flow	$15.0 - 15.5	~$15.0

Commercial Airplanes
Deliveries	810 - 815	810 - 815
Revenue	$59.5 - 60.5	$59.5 - 60.5
Operating Margin	~11.5%	>11.0%

Defense, Space & Security
Revenue	$21.5 - 22.5	$21.5 - 22.5
Operating Margin	~11.0%	~11.0%

Global Services
Revenue	$15.0 - 15.5	$15.0 - 15.5
Operating Margin	~15.5%	~15.5%

Boeing Capital
Portfolio Size	Stable	Stable
Revenue	~$0.2	~$0.2
Pre-Tax Earnings	~$0.05	~$0.05

Research & Development	~$3.7	~$3.7
Capital Expenditures	~$2.2	~$2.2
Pension Expense [1]	~$0.1	~$0.1
Effective Tax Rate	~16.0%	~16.0%
1 Approximately $1.4 billion of pension expense is expected to be allocated to the business segments
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 14.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) threats to the security of our or our customers’ information; (14) potential adverse developments in new or pending litigation and/or government investigations; (15) customer and aircraft concentration in our customer financing portfolio; (16) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (17) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (18) the adequacy of our insurance coverage to cover significant risk exposures; (19) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (20) work stoppages or other labor disruptions; (21) substantial pension and other postretirement benefit obligations; (22) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Ben Hackman (312) 544-2140
Communications:	Allison Bone (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
In the first quarter of 2018, we adopted the following Accounting Standards Updates (ASU), which are reflected in the unaudited Consolidated Financial Statements on pages 9-14: ASU 2014-09, Revenue from Contracts with Customers (Topic 606); ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost; ASU 2016-18 Statement of Cash Flows (Topic 230) Restricted Cash; and ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.

	Three months ended March 31
(Dollars in millions, except per share data)	2018	2017
Sales of products	$20,820	$19,367
Sales of services	2,562	2,594
Total revenues	23,382	21,961

Cost of products	(16,816)	(16,062)
Cost of services	(1,992)	(1,998)
Boeing Capital interest expense	(16)	(13)
Total costs and expenses	(18,824)	(18,073)
	4,558	3,888
Income from operating investments, net	74	81
General and administrative expense	(997)	(929)
Research and development expense, net	(764)	(836)
Gain on dispositions, net	4	2
Earnings from operations	2,875	2,206
Other income, net	66	26
Interest and debt expense	(102)	(87)
Earnings before income taxes	2,839	2,145
Income tax expense	(362)	(566)
Net earnings	$2,477	$1,579

Basic earnings per share	$4.19	$2.57

Diluted earnings per share	$4.15	$2.54

Cash dividends paid per share	$1.71	$1.42

Weighted average diluted shares (millions)	597.2	621.2

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2018	December 31 2017
Assets
Cash and cash equivalents	$9,235	$8,813
Short-term and other investments	656	1,179
Accounts receivable, net	2,802	2,894
Unbilled receivables, net	9,822	8,194
Current portion of customer financing, net	244	309
Inventories	61,303	61,388
Other current assets	2,481	2,417
Total current assets	86,543	85,194
Customer financing, net	2,753	2,756
Property, plant and equipment, net of accumulated depreciation of $17,894 and $17,641	12,628	12,672
Goodwill	5,558	5,559
Acquired intangible assets, net	2,525	2,573
Deferred income taxes	325	321
Investments	1,248	1,260
Other assets, net of accumulated amortization of $514 and $482	1,969	2,027
Total assets	$113,549	$112,362
Liabilities and equity
Accounts payable	$12,613	$12,202
Accrued liabilities	10,983	13,069
Advances and progress billings	49,955	48,042
Short-term debt and current portion of long-term debt	1,981	1,335
Total current liabilities	75,532	74,648
Deferred income taxes	2,001	2,188
Accrued retiree health care	5,494	5,545
Accrued pension plan liability, net	16,279	16,471
Other long-term liabilities	2,474	2,015
Long-term debt	10,471	9,782
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,624	6,804
Treasury stock, at cost - 428,038,987 and 421,222,326 shares	(46,396)	(43,454)
Retained earnings	52,095	49,618
Accumulated other comprehensive loss	(16,162)	(16,373)
Total shareholders’ equity	1,222	1,656
Noncontrolling interests	76	57
Total equity	1,298	1,713
Total liabilities and equity	$113,549	$112,362

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2018	2017
Cash flows – operating activities:
Net earnings	$2,477	$1,579
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	45	50
Depreciation and amortization	501	468
Investment/asset impairment charges, net	20	23
Customer financing valuation (benefit)/expense	(1)	7
Gain on dispositions, net	(4)	(2)
Other charges and credits, net	60	58
Changes in assets and liabilities –
Accounts receivable	92	(264)
Unbilled receivables	(1,628)	(568)
Advances and progress billings	1,917	1,375
Inventories	283	(1,491)
Other current assets	(103)	(117)
Accounts payable	591	616
Accrued liabilities	(1,337)	(282)
Income taxes receivable, payable and deferred	348	552
Other long-term liabilities	(243)	(72)
Pension and other postretirement plans	(50)	10
Customer financing, net	44	231
Other	124	(75)
Net cash provided by operating activities	3,136	2,098
Cash flows – investing activities:
Property, plant and equipment additions	(394)	(466)
Property, plant and equipment reductions	27	9
Contributions to investments	(249)	(605)
Proceeds from investments	752	803
Purchase of distribution rights	(20)
Other	3	(1)
Net cash provided/(used) by investing activities	119	(260)
Cash flows – financing activities:
New borrowings	2,687	872
Debt repayments	(1,371)	(34)
Contributions from noncontrolling interests	20
Stock options exercised	51	174
Employee taxes on certain share-based payment arrangements	(226)	(107)
Common shares repurchased	(3,000)	(2,500)
Dividends paid	(1,006)	(868)
Net cash used by financing activities	(2,845)	(2,463)
Effect of exchange rate changes on cash and cash equivalents, including restricted	8	20
Net increase/(decrease) in cash & cash equivalents, including restricted	418	(605)
Cash & cash equivalents, including restricted, at beginning of year	8,887	8,869
Cash & cash equivalents, including restricted, at end of period	$9,305	$8,264
Less restricted cash & cash equivalents, included in Investments	70	74
Cash and cash equivalents at end of period	9,235	8,190

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2018	2017
Revenues:
Commercial Airplanes	$13,652	$12,953
Defense, Space & Security	5,762	5,112
Global Services	3,943	3,653
Boeing Capital	65	92
Unallocated items, eliminations and other	(40)	151
Total revenues	$23,382	$21,961
Earnings from operations:
Commercial Airplanes	$1,508	$870
Defense, Space & Security	649	549
Global Services	644	623
Boeing Capital	20	39
Segment operating profit	2,821	2,081
Unallocated items, eliminations and other	(311)	(221)
FAS/CAS service cost adjustment	365	346
Earnings from operations	2,875	2,206
Other income, net	66	26
Interest and debt expense	(102)	(87)
Earnings before income taxes	2,839	2,145
Income tax expense	(362)	(566)
Net earnings	$2,477	$1,579

Research and development expense, net:
Commercial Airplanes	$549	$625
Defense, Space & Security	183	196
Global Services	34	28
Other	(2)	(13)
Total research and development expense, net	$764	$836

Unallocated items, eliminations and other:
Share-based plans	($18)	($21)
Deferred compensation	(29)	(50)
Amortization of previously capitalized interest	(25)	(24)
Eliminations and other unallocated items	(239)	(126)
Sub-total (included in core operating earnings)	(311)	(221)
Pension FAS/CAS service cost adjustment	283	262
Postretirement FAS/CAS service cost adjustment	82	84
FAS/CAS service cost adjustment	$365	$346
Total	$54	$125

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2018	2017
737	132	113
747	2	1	(1)
767	4	2
777	12	21
787	34	32
Total	184	169
Note: Aircraft accounted for as revenues by BCA and as a note receivable in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)		3
AH-64 Apache (Remanufactured)	6	13
C-17 Globemaster III
CH-47 Chinook (New)	4	3
CH-47 Chinook (Renewed)	4	9
F-15 Models	2	3
F/A-18 Models	5	6
P-8 Models	4	4
Commercial and Civil Satellites		1
Military Satellites

Total backlog (Dollars in millions)	March 31 2018	Restated** December 31 2017	Reported December 31 2017
Commercial Airplanes	$415,377	$411,188	$421,345
Defense, Space & Security	50,404	44,049	49,577
Global Services	20,464	19,605	17,223
Total backlog	$486,245	$474,842	$488,145

Contractual backlog	$461,742	$457,186	$470,241
Unobligated backlog	24,503	17,656	17,904
Total backlog	$486,245	$474,842	$488,145
** The restated backlog reflects the impact of ASC 606

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	2018 Guidance		First Quarter 2018		First Quarter 2017
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues			23,382		21,961
Earnings from operations (GAAP)			2,875		2,206
Operating margins			12.3%		10.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment			(283)		(262)
Postretirement FAS/CAS service cost adjustment			(82)		(84)
FAS/CAS service cost adjustment	~($1,395)		(365)		(346)
Core operating earnings (non-GAAP)			$2,510		$1,860
Core operating margins (non-GAAP)			10.7%		8.5%

Diluted earnings per share (GAAP)		$16.40 - 16.60		$4.15		$2.54
Pension FAS/CAS service cost adjustment	~($1,395)		($283)	(0.47)	($262)	(0.42)
Postretirement FAS/CAS service cost adjustment			(82)	(0.14)	(84)	(0.14)
Non-operating pension expense	~($170)		(42)	(0.07)	(34)	(0.06)
Non-operating postretirement expense			24	0.04	30	0.05
Provision for deferred income taxes on adjustments [1]			80	0.13	122	0.20
Subtotal of adjustments		($2.10)	($303)	($0.51)	($228)	($0.37)
Core earnings per share (non-GAAP)		$14.30 - 14.50		$3.64		$2.17

Weighted average diluted shares (in millions)	585 - 590			597.2		621.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate in effect for non-GAAP adjustments.

Condensed Consolidated Statement of Financial Position

The impact to our Condensed Consolidated Statement of Financial Position as a result of adopting new accounting standards was as follows:

(Dollars in millions)	December 31, 2017
Assets	Reported	Impact of New Standards	Restated
Cash and cash equivalents	$8,813		$8,813
Short-term and other investments	1,179		1,179
Accounts receivable, net	10,516	($7,622)	2,894
Unbilled receivables, net		8,194	8,194
Current portion of customer financing, net	309		309
Inventories	44,344	17,044	61,388
Other current assets		2,417	2,417
Total current assets	65,161	20,033	85,194
Customer financing, net	2,740	16	2,756
Property, plant and equipment, net	12,672		12,672
Goodwill	5,559		5,559
Acquired intangible assets, net	2,573		2,573
Deferred income taxes	341	(20)	321
Investments	1,260		1,260
Other assets, net of accumulated amortization	2,027		2,027
Total assets	$92,333	$20,029	$112,362
Liabilities and equity
Accounts payable	$12,202		$12,202
Accrued liabilities	15,292	(2,223)	13,069
Advances and billings in excess of related costs	27,440	(27,440)
Advances and progress billings		48,042	48,042
Short-term debt and current portion of long-term debt	1,335		1,335
Total current liabilities	56,269	18,379	74,648
Deferred income taxes	1,839	349	2,188
Accrued retiree health care	5,545		5,545
Accrued pension plan liability, net	16,471		16,471
Other long-term liabilities	2,015		2,015
Long-term debt	9,782		9,782
Shareholders’ equity:
Common stock	5,061		5,061
Additional paid-in capital	6,804		6,804
Treasury stock, at cost	(43,454)		(43,454)
Retained earnings	45,320	4,298	49,618
Accumulated other comprehensive loss	(13,376)	(2,997)	(16,373)
Total shareholders’ equity	355	1,301	1,656
Noncontrolling interests	57		57
Total equity	412	1,301	1,713
Total liabilities and equity	$92,333	$20,029	$112,362